Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2020, with respect to the consolidated financial statements of AerSale Corp. as at December 31, 2019 and 2018, and for the years then ended, incorporated in this Registration Statement on Form S-8 by reference to AerSale Corporation’s final prospectus filed with the SEC on February 10, 2021 (File No. 333-252703). We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

February 23, 2021